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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


5B Technologies Corporation
One Jericho Plaza
Jericho, New York  11753


We hereby consent to the incorporation by reference in this Registration Statement of 5B Technologies Corporation (the "Company") on Form S-8 of our reports dated March 6, 2000 and March 6, 2000, except for Note 12, which is as of April 17, 2000, and Note 13, which is as of May 2, 2000, relating to the consolidated financial statements of the Company, appearing in the Company's Annual Report on Form 10-K and Form 8-K, respectively, as of and for the year ended December 31, 1999.


/s/ BDO SEIDMAN LLP
-------------------
BDO SEIDMAN LLP
Melville, New York

July 6, 2000